Exhibit 24.1
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Lamb Weston Holdings, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Michael J. Smith, Bernadette M. Madarieta, Eryk J. Spytek and Steven J. Younes, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of common stock, par value $1.00 per share, of the Registrant deliverable in connection with certain equity-based awards under the Lamb Weston Holdings, Inc. 2026 Inducement Stock Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 2nd day of February, 2026.

/s/ Michael J. Smith Michael J. Smith President and Chief Executive Officer, Director	/s/ Bernadette M. Madarieta Bernadette M. Madarieta Chief Financial Officer
/s/ Gregory W. Jones Gregory W. Jones Vice President and Controller	/s/ Bradley A. Alford Bradley A. Alford Director
/s/ Peter J. Bensen Peter J. Bensen Director	/s/ Robert J. Coviello Robert J. Coviello Director
/s/ André J. Hawaux André J. Hawaux Director	/s/ Ruth Kimmelshue Ruth Kimmelshue Director
/s/ Lawrence E. Kurzius Lawrence E. Kurzius Director	/s/ Paul T. Maass Paul T. Maass Director
/s/ Timothy R. McLevish Timothy R. McLevish Director	/s/ Hala G. Moddelmog Hala G. Moddelmog Director
/s/ Scott Ostfeld Scott Ostfeld Director	/s/ Norman Prestage Norman Prestage Director